Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
FEBRUARY 18, 2014

ACCESS MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL
RESULTS FOR THE 2013 FOURTH QUARTER AND FULL YEAR

Partnership Reports 2013 Fourth Quarter Adjusted EBITDA of $241 Million, Distributable Cash Flow of $180 Million and Net Income of $129 Million

2013 Full Year Adjusted EBITDA of $859 Million,
Distributable Cash Flow of $635 Million and Net Income of $336 Million

Partnership Increases Quarterly Distribution to $0.555 per Unit

OKLAHOMA CITY, OKLAHOMA, February 18, 2014 – Access Midstream Partners, L.P. (NYSE:ACMP) today announced financial results for the 2013 fourth quarter and full year.  The Partnership’s adjusted EBITDA for the 2013 fourth quarter totaled $240.6 million, an increase of $121.6 million, or 102.2%, from 2012 fourth quarter adjusted EBITDA of $119.0 million.  Net income attributable to the Partnership totaled $129.1 million in the 2013 fourth quarter, an increase of $104.8 million from 2012 fourth quarter net income of $24.3 million.  Distributable cash flow (DCF) for the 2013 fourth quarter totaled $180.3 million, an increase of $98.2 million, or 119.6%, from 2012 fourth quarter DCF of $82.1 million and resulted in a distribution coverage ratio of 1.48.

The Partnership’s 2013 full year adjusted EBITDA was $858.6 million, an increase of $380.7 million, or 79.7%, compared to 2012 full year adjusted EBITDA of $477.9 million.  Net income attributable to the Partnership for the 2013 full year was $336.0 million, up $157.5 million, or 88.2%, compared to 2012 full year net income of $178.5 million.  DCF for the 2013 full year was $635.1 million, an increase of 86.7% over the 2012 full year, and resulted in a full year coverage ratio of 1.49.  Financial terms are defined on pages three and four of this release.

Capital expenditures for the 2013 fourth quarter totaled $345.5 million, including maintenance capital expenditures of $27.5 million.  These capital expenditures included $135.4 million for the Partnership’s share of capital expenditures in entities accounted for as equity investments. Capital expenditures for the 2013 full year totaled $1.6 billion, including maintenance capital expenditures of $110.0 million. These capital expenditures included $671.4 million for the Partnership’s share of capital expenditures in entities accounted for as equity investments.

Throughput for the 2013 fourth quarter totaled 348.3 billion cubic feet (bcf) of natural gas, or 3.79 bcf per day, an increase of 31.1% from 2012 fourth quarter throughput of 2.89 bcf per day.  The increase was driven primarily by well connect activity in the Marcellus Shale and throughput from the Eagle Ford assets acquired in 2012. Partnership revenue for the 2013 fourth quarter totaled $328.1 million, an increase of $179.8 million, or 121.2%, compared to 2012 fourth quarter revenue of $148.3 million.  The 2013 fourth quarter results include $64.9 million of revenue associated with minimum volume commitments (MVC). No revenue associated with MVC was included in the 2012 fourth quarter.  After excluding revenue attributable to MVC, 2013 fourth quarter revenue was up 77.5%.  Revenue for the 2013 fourth quarter excludes revenue attributable to the Partnership’s equity investments as those revenues are accounted for as part of the Partnership’s investments in unconsolidated affiliates.  If the Partnership’s proportional share of revenue from equity investments was included, revenue for the 2013 fourth quarter would have totaled $401.8 million, an increase of $211.4 million, or 111.0%, compared to the 2012 fourth quarter.

INVESTOR CONTACT:	MEDIA CONTACTS:		ACCESS MIDSTREAM
Dave Shiels, CFO (405) 727-1740 dave.shiels@accessmidstream.com	Debbie Nauser (405) 727-1612 debbie.nauser@accessmidstream.com	Tom Johnson (212) 371-5999 tbj@abmac.com	525 Central Park Drive Oklahoma City, OK 73105

Partnership Increases Cash Distribution

On January 24, 2014, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.555 per unit for the 2013 fourth quarter, an increase of $0.105, or 23.3%, per unit over the 2012 fourth quarter distribution and an increase of $0.02, or 3.7%, per unit over the 2013 third quarter distribution.  The distribution was paid on February 14, 2014 to unitholders of record at the close of business on February 7, 2014.  DCF of $180.3 million for the 2013 fourth quarter provided distribution coverage of 1.48 times the amount required for the Partnership to fund the distribution to the limited partners and the general partner.

Management Comments

J. Mike Stice, Access Midstream Partners’ Chief Executive Officer, commented, “Access Midstream had a tremendous year in 2013.  We delivered strong returns for our investors as we exceeded the consensus EBITDA estimate in each quarter of 2013.  That financial success was driven by our operations teams which executed a capital program of $1.6 billion in 2013 that will contribute to our continued growth for many years to come.  We also completed the enormous task of creating our own back office infrastructure over the last 18 months.  In just three and a half years since our IPO in 2010, we have increased our enterprise value from $2.6 billion to $14.8 billion and I’m excited about continuing that growth profile as we execute on our many opportunities in 2014 and beyond.  Our growth story is just beginning as our anchor positions in the most prolific unconventional plays in America will continue to be the source of long-term, predictable growth.”

Outlook for 2014 and 2015 Updated

Based on 2013 year end results and analysis, the Partnership has made two updates to its previously published financial outlook.  First, the Partnership’s outlook for growth capital expenditures in 2014 has increased by $100 million to a range of $1.1 billion to $1.2 billion due to the cash impact of 2013 construction activity being pushed to 2014.  In addition, the Partnership’s outlook for maintenance capital expenditures in 2014 has increased from $110 million to $130 million based on the Partnership's annual review of long range capital requirements.  All other aspects of the Partnership's financial outlook for 2014 and 2015 remain unchanged.

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday, February 19, 2014 at 9:00 a.m. EST.  The telephone number to access the conference call is 719-325-4908 or toll-free 877-440-5807.  The passcode for the call is 7770077.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EST on February 19, 2014 through 12:00 p.m. EST on March 5, 2014.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 7770077.  The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.accessmidstream.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted EBITDA and DCF.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted EBITDA or DCF in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted EBITDA and DCF may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted EBITDA.  The Partnership agreement defines adjusted EBITDA as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted EBITDA is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

•	The Partnership’s ability to incur and service debt and fund capital expenditures;

•	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from EBITDA because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted EBITDA in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted EBITDA is net income.

Distributable Cash Flow.  The Partnership agreement defines DCF as adjusted EBITDA attributable to the Partnership adjusted for:

•	Addition of interest income;

•	Subtraction of net cash paid for interest expense;

•	Subtraction of maintenance capital expenditures; and

•	Subtraction of income taxes.

Management compares the DCF the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio.  DCF is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  DCF is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to DCF is net cash provided by operating activities.

Access Midstream Partners, L.P. (NYSE:ACMP) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume.  The Partnership owns, operates, develops and acquires natural gas gathering and processing systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett, Eagle Ford, Haynesville, Marcellus, Niobrara and Utica Shales and Mid-Continent region of the U.S.  The Partnership’s common units are listed on the New York Stock Exchange under the symbol ACMP.  Further information is available at www.accessmidstream.com where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. They include but are not limited to our business strategy and plans and objectives for future operations. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our 2012 Annual Report on Form 10-K and our other SEC filings.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Three Months Ended December 31,
	2013	2012
Revenues(1)	$328,078	$148,349

Operating Expenses
Operating expenses	89,576	54,421
Depreciation and amortization expense	80,574	45,194
General and administrative expense	31,039	29,253
Other operating (income) expense	348	(333)

Total operating expenses	201,537	128,535

Operating income	126,541	19,814

Other income (expense)
Income from unconsolidated affiliates	38,832	22,860
Interest expense	(33,384)	(17,926)
Other income	196	146

Income before income tax expense	132,185	24,894
Income tax expense	1,370	707

Net income	130,815	24,187
Net income (loss) attributable to noncontrolling interests	1,758	(68)

Net income attributable to Access Midstream Partners, L.P.	$129,057	$24,255

Limited partner interest in net income
Net income attributable to Access Midstream Partners, L.P.	$129,057	$24,255
Less general partner interest in net income	(17,303)	(2,934)

Limited partner interest in net income	$111,754	$21,321

Net income per limited partner unit – basic and diluted
Common units	$0.47	$0.11
Subordinated units	$—	$0.14

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	178,486	82,230
Subordinated units	—	69,076

(1)
Excludes revenues from equity investments of $73.7 million and $42.1 million for the three months ended December 31, 2013 and 2012, respectively, that is included in Income from Unconsolidated Affiliates.

If either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to the Partnership in the Barnett Shale region or Chesapeake does not meet its minimum volume commitment in the Haynesville Shale region under the relevant gas gathering agreement for specified annual periods, Chesapeake or Total is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  The Partnership recognizes any associated revenue in the fourth quarter. For the year ended December 31, 2013, we recognized revenue related to volume shortfall of $64.9 million.  No revenue associated with minimum volume commitments was recognized in 2012 as volumes exceeded commitment levels.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Twelve Months Ended December 31,
	2013	2012
Revenues(1)	$1,073,222	$608,447

Operating Expenses
Operating expenses	338,716	197,639
Depreciation and amortization expense	296,179	165,517
General and administrative expense	104,332	67,579
Other operating (income) expense	2,092	(766)

Total operating expenses	741,319	429,969

Operating income	331,903	178,478

Other income (expense)
Income from unconsolidated affiliates	130,420	67,542
Interest expense	(116,778)	(64,739)
Other income	827	320

Income before income tax expense	346,372	181,601
Income tax expense	5,223	3,214

Net income	341,149	178,387
Net income (loss) attributable to noncontrolling interests	5,124	(68)

Net income attributable to Access Midstream Partners, L.P.	$336,025	$178,455

Limited partner interest in net income
Net income attributable to Access Midstream Partners, L.P.	$336,025	$178,455
Less general partner interest in net income	(40,681)	(8,481)

Limited partner interest in net income	$295,344	$169,974

Net income per limited partner unit – basic and diluted
Common units	$1.01	$1.11
Subordinated units	$0.93	$1.14

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	132,709	80,059
Subordinated units	42,770	69,076

(1)
Excludes revenues from equity investments of $246.8 million and $140.5 million for the twelve months ended December 31, 2013 and 2012, respectively that is included in Income from Unconsolidated Affiliates.

If either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to the Partnership in the Barnett Shale region or Chesapeake does not meet its minimum volume commitment in the Haynesville Shale region under the relevant gas gathering agreement for specified annual periods, Chesapeake or Total is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  The Partnership recognizes any associated revenue in the fourth quarter. For the year ended December 31, 2013, we recognized revenue related to volume shortfall of $64.9 million. No revenue associated with minimum volume commitments was recognized in 2012 as volumes exceeded commitment levels.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)

	As of December 31, 2013	As of December 31, 2012
Assets

Total current assets	$257,931	$219,766

Property, plant and equipment
Gathering systems	5,974,940	5,125,746
Other fixed assets	175,411	96,916
Less: Accumulated depreciation	(859,551)	(590,614)

Total property, plant and equipment, net	5,290,800	4,632,048

Investments in unconsolidated affiliates	1,936,603	1,297,811
Intangible customer relationships, net	372,391	355,217
Deferred loan costs, net	59,721	56,258

Total assets	$7,917,446	$6,561,100

Liabilities and Partners’ Capital

Total current liabilities	$306,472	$259,261

Long-term liabilities
Long-term debt	3,249,230	2,500,000
Other liabilities	8,954	5,333

Total long-term liabilities	3,258,184	2,505,333

Total partners’ capital	4,352,790	3,796,506

Total liabilities and partners’ capital	$7,917,446	$6,561,100

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2013	2012
Cash flows from operating activities
Net income	$341,149	$178,387
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	296,179	165,517
Income from unconsolidated affiliates	(130,420)	(67,542)
Other non-cash items	20,577	8,296
Distribution of earnings received from unconsolidated affiliates	82,871	—
Changes in assets and liabilities
(Increase) decrease in accounts receivable	(97,507)	18,484
(Increase) decrease in other assets	2,244	(9,925)
Increase (decrease) in accounts payable	(10,492)	8,800
Increase in accrued liabilities	59,361	16,113

Net cash provided by operating activities	563,962	318,130

Cash flows from investing activities
Additions to property, plant and equipment	(1,058,599)	(350,500)
Acquisition of gathering system assets	—	(2,160,000)
Investments in unconsolidated affiliates	(572,370)	(185,039)
Proceeds from sale of assets	74,551	9,574

Net cash used in investing activities	(1,556,418)	(2,685,965)

Cash flows from financing activities
Proceeds from long-term borrowings	2,015,700	1,387,800
Payments on long-term borrowings	(1,672,200)	(2,100,700)
Proceeds from issuance of common units	449,312	569,255
Proceeds from issuance of Class B units	—	343,000
Proceeds from issuance of Class C units	—	343,000
Proceeds from issuance of senior notes	414,094	2,150,000
Distribution to unitholders	(389,128)	(251,720)
Capital contribution from noncontrolling interests	151,976	—
Payments on capital lease obligations	(3,552)	—
Payments on leasehold improvement financing	(17,798)	—
Debt issuance costs	(12,414)	(39,626)
Other adjustments	8,701	31,798

Net cash provided by financing activities	944,691	2,432,807

Net increase (decrease) in cash and cash equivalents	(47,765)	64,972

Cash and cash equivalents
Beginning of period	64,994	22

End of period	$17,229	$64,994

Access Midstream Partners, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands)
(unaudited)

	Three Months Ended December 31,
	2013	2012

Net Income attributable to Access Midstream Partners, L.P.	$129,057	$24,255

Adjusted for:
Interest expense	33,384	17,926
Income tax expense	1,370	707
Depreciation and amortization expense	80,574	45,194
Other	(1,038)	(387)
Income from unconsolidated affiliates	(38,832)	(22,860)
EBITDA from unconsolidated affiliates(1) (2)	60,791	36,766
Expense for non-cash equity awards	12,840	—
Implied minimum volume commitment	(37,500)	—
Acquisition transaction costs	—	17,432

Adjusted EBITDA	$240,646	$119,033

Adjusted for:
Maintenance capital expenditures	(27,500)	(19,684)
Cash portion of interest expense	(31,433)	(16,576)
Income tax expense	(1,370)	(707)

Distributable cash flow	$180,343	$82,066

Cash provided by operating activities	$205,956	$75,457

Adjusted for:
Change in assets and liabilities	56,531	(26,301)
Distribution of earnings received from unconsolidated affiliates	(78,134)	—
Interest expense	33,384	17,926
Income tax expense	1,370	707
Other non-cash items	(14,592)	(2,954)
EBITDA from unconsolidated affiliates(1) (2)	60,791	36,766
Expense for non-cash equity awards	12,840	—
Implied minimum volume commitment	(37,500)	—
Acquisition transaction costs	—	17,432

Adjusted EBITDA	$240,646	$119,033

Adjusted for:
Maintenance capital expenditures	(27,500)	(19,684)
Cash portion of interest expense	(31,433)	(16,576)
Income tax expense	(1,370)	(707)

Distributable cash flow	$180,343	$82,066

Cash distribution
Limited partner units 2013: ($0.555 x 189,129,347 units) 2012: ($0.45 x 177,648,724 units)	$104,967	$79,942
General partner interest	17,164	4,131

Total cash distribution	$122,131	$84,073

Distribution coverage ratio	1.48	0.98

(1)	EBITDA from unconsolidated affiliates is calculated as follows:

Net Income	$38,832	$22,860

Adjusted for:
Depreciation and amortization expense	21,956	13,925
Other	3	(19)

EBITDA from unconsolidated affiliates	$60,791	$36,766

(2)	The Partnership maintains equity investments in 10 gathering systems in the Marcellus Shale, Utica East Ohio Midstream, LLC. and Ranch Westex JV, LLC.

Access Midstream Partners, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands)
(unaudited)
	Twelve Months Ended December 31,
	2013	2012

Net Income attributable to Access Midstream Partners, L.P.	$336,025	$178,455

Adjusted for:
Interest expense	116,778	64,739
Income tax expense	5,223	3,214
Depreciation and amortization expense	296,179	165,517
Other	(2,615)	(820)
Income from unconsolidated affiliates	(130,420)	(67,542)
EBITDA from unconsolidated affiliates(1) (2)	202,453	116,887
Expense for non-cash equity awards	35,010	—
Implied minimum volume commitment	—	—
Acquisition transaction costs	—	17,432

Adjusted EBITDA	$858,633	$477,882

Adjusted for:
Maintenance capital expenditures	(110,000)	(75,184)
Cash portion of interest expense	(108,285)	(59,411)
Income tax expense	(5,223)	(3,214)

Distributable cash flow	$635,125	$340,073

Cash provided by operating activities	$563,962	$318,130

Adjusted for:
Change in assets and liabilities	46,394	(33,472)
Distribution of earnings received from unconsolidated affiliates	(82,871)	—
Interest expense	116,778	64,739
Income tax expense	5,223	3,214
Other non-cash items	(28,316)	(9,048)
EBITDA from unconsolidated affiliates(1) (2)	202,453	116,887
Expense for non-cash equity awards	35,010	—
Implied minimum volume commitment	—	—
Acquisition transaction costs	—	17,432

Adjusted EBITDA	$858,633	$477,882

Adjusted for:
Maintenance capital expenditures	(110,000)	(75,184)
Cash portion of interest expense	(108,285)	(59,411)
Income tax expense	(5,223)	(3,214)

Distributable cash flow	$635,125	$340,073

Cash Distribution
Limited partner units	$384,675	$266,412
General partner interest	42,504	10,449

Total cash distribution	$427,179	$276,861

Distribution coverage ratio	1.49	1.23

(1)	EBITDA from unconsolidated affiliates is calculated as follows:

Net Income	$130,420	$67,542

Adjusted for:
Depreciation and amortization expense	72,053	49,458
Other	(20)	(113)

EBITDA from unconsolidated affiliates	$202,453	$116,887

(2)	The Partnership maintains equity investments in 10 gathering systems in the Marcellus Shale, Utica East Ohio Midstream, LLC. and Ranch Westex JV, LLC.

Access Midstream Partners, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	($ in thousands)

GAAP capital expenditures	$247,488	$118,868	$1,058,599	$350,500

Adjusted for:
Capital expenditures included in unconsolidated affiliates	135,430	93,686	671,394	384,403
Capital expenditures attributable to noncontrolling interest	(37,376)	—	(151,584)	—

Net capital expenditures	$345,542	$212,554	$1,578,409	$734,903

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	($ in thousands)

Revenues	$328,078	$148,349	$1,073,222	$608,447

Adjusted for:
Revenues included in investments in unconsolidated affiliates	73,734	42,084	246,769	140,541

Total revenues including revenues from equity investments	$401,812	$190,433	$1,319,991	$748,988

Access Midstream Partners, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands)
(unaudited)
	Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2014 (Low)	2014 (High)	2015 (Low)	2015 (High)
	($ in thousands)

GAAP capital expenditures	$1,030,000	$1,130,000	$855,000	$955,000

Adjusted for:
Capital expenditures included in unconsolidated affiliates	425,000	450,000	200,000	225,000
Capital expenditures attributable to noncontrolling interest	(225,000)	(250,000)	(125,000)	(150,000)

Net capital expenditures	$1,230,000	$1,330,000	$930,000	$1,030,000

	Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2014 (Low)	2014 (High)	2015 (Low)	2015 (High)
	($ in thousands)

Net income attributable to Access Midstream Partners, L.P.	$420,000	$595,000	$545,000	$720,000

Adjusted for:
Interest expense	200,000	150,000	225,000	175,000
Income tax expense	5,000	5,000	5,000	5,000
Depreciation and amortization expense	375,000	350,000	425,000	400,000

Adjusted EBITDA	$1,000,000	$1,100,000	$1,200,000	$1,300,000

Access Midstream Partners, L.P.
SEGMENT INFORMATION AND OPERATING STATISTICS
(unaudited)

	Three Months Ended December 31,
	2013	2012
Barnett Shale
Operating income	105,385	38,577
Income from unconsolidated affiliates	—	—
Capital expenditures(1)	4,891	17,894
Throughput, bcf per day	1.025	1.005
Approximate miles of pipe at end of period	859	850
Gas compression (horsepower) at end of period	150,945	161,275

Eagle Ford Shale
Operating income	48,474	4,660
Income from unconsolidated affiliates	—	—
Capital expenditures(1)	69,849	11,796
Throughput, bcf per day	0.271	0.023
Approximate miles of pipe at end of period	870	618
Gas compression (horsepower) at end of period	93,847	38,007

Haynesville Shale
Operating income (loss)	(5,400)	3,384
Income from unconsolidated affiliates	—	—
Capital expenditures(1)	3,677	6,097
Throughput, bcf per day	0.584	0.422
Approximate miles of pipe at end of period	582	575
Gas compression (horsepower) at end of period	20,195	34,395

Marcellus Shale
Operating income (loss)	(445)	589
Income from unconsolidated affiliates	39,373	22,910
Capital expenditures(1)	47,646	93,686
Throughput, bcf per day(2)	1.150	0.859
Approximate miles of pipe at end of period	823	549
Gas compression (horsepower) at end of period	136,090	53,710

Niobrara Shale
Operating income (loss)	2,831	(48)
Income from unconsolidated affiliates	—	—
Capital expenditures(1)	7,539	1,967
Throughput, bcf per day(2)	0.024	—
Approximate miles of pipe at end of period	132	79
Gas compression (horsepower) at end of period	15,665	4,625

Utica Shale
Operating income	2,658	146
Loss from unconsolidated affiliates	(1,299)	(38)
Capital expenditures(1)	140,301	126
Throughput, bcf per day(2)	0.158	0.006
Approximate miles of pipe at end of period	265	62
Gas compression (horsepower) at end of period	63,505	—

Mid-Continent
Operating income	18,217	12,742
Income (loss) from unconsolidated affiliates	758	(12)
Capital expenditures(1)	19,075	71,237
Throughput, bcf per day	0.575	0.570
Approximate miles of pipe at end of period	2,805	2,584
Gas compression (horsepower) at end of period	108,735	103,456

Corporate
Operating loss	(45,179)	(40,236)
Capital expenditures(1)	52,564	9,751

Total
Operating income	126,541	19,814
Income from unconsolidated affiliates	38,832	22,860
Capital expenditures(1)	345,542	212,554
Throughput, bcf per day(2)	3.787	2.885
Approximate miles of pipe at end of period	6,336	5,317
Gas compression (horsepower) at end of period	588,982	395,468

(1)
Includes capital expenditures accounted for as part of the Partnership’s equity investments and excludes capital expenditures attributable to noncontrolling interests. See page 11 of this release for required reconciliation to GAAP capital expenditures.

(2)	Throughput in all regions represents the net throughput allocated to the Partnership’s interest. Throughput for 2012 includes 12 days of activity for assets we acquired in December 2012.

Access Midstream Partners, L.P.
SEGMENT INFORMATION AND OPERATING STATISTICS
(unaudited)

	Twelve Months Ended December 31,
	2013	2012
Barnett Shale
Operating income	238,842	200,421
Income from unconsolidated affiliates	—	—
Capital expenditures(1)	50,627	98,507
Throughput, bcf per day	1.045	1.195
Approximate miles of pipe at end of period	859	850
Gas compression (horsepower) at end of period	150,945	161,275

Eagle Ford Shale
Operating income	167,790	4,660
Income from unconsolidated affiliates	—	—
Capital expenditures(1)	316,002	11,796
Throughput, bcf per day	0.263	0.006
Approximate miles of pipe at end of period	870	618
Gas compression (horsepower) at end of period	93,847	38,007

Haynesville Shale
Operating income (loss)	(2,737)	19,332
Income from unconsolidated affiliates	—	—
Capital expenditures(1)	17,186	23,578
Throughput, bcf per day	0.669	0.378
Approximate miles of pipe at end of period	582	575
Gas compression (horsepower) at end of period	20,195	34,395

Marcellus Shale
Operating income	4,774	589
Income from unconsolidated affiliates	133,036	67,592
Capital expenditures(1)	292,332	384,403
Throughput, bcf per day(2)	1.019	0.701
Approximate miles of pipe at end of period	823	549
Gas compression (horsepower) at end of period	136,090	53,710

Niobrara Shale
Operating income (loss)	1,721	(48)
Income from unconsolidated affiliates	—	—
Capital expenditures(1)	29,557	1,967
Throughput, bcf per day(2)	0.015	—
Approximate miles of pipe at end of period	132	79
Gas compression (horsepower) at end of period	15,665	4,625

Utica Shale
Operating income	15,547	146
Loss from unconsolidated affiliates	(3,842)	(38)
Capital expenditures(1)	597,592	126
Throughput, bcf per day(2)	0.107	0.001
Approximate miles of pipe at end of period	265	62
Gas compression (horsepower) at end of period	63,505	—

Mid-Continent
Operating income	64,831	51,291
Income (loss) from unconsolidated affiliates	1,226	(12)
Capital expenditures(1)	111,591	184,285
Throughput, bcf per day	0.581	0.564
Approximate miles of pipe at end of period	2,805	2,584
Gas compression (horsepower) at end of period	108,735	103,456

Corporate
Operating loss	(158,865)	(97,913)
Capital expenditures(1)	163,522	30,241

Total
Operating income	331,903	178,478
Income from unconsolidated affiliates	130,420	67,542
Capital expenditures(1)	1,578,409	734,903
Throughput, bcf per day(2)	3.699	2.845
Approximate miles of pipe at end of period	6,336	5,317
Gas compression (horsepower) at end of period	588,982	395,468

(1)
Includes capital expenditures accounted for as part of the Partnership’s equity investments and excludes capital expenditures attributable to noncontrolling interests.  See page 11 of this release for required reconciliation to GAAP capital expenditures.

(2)	Throughput in all regions represents the net throughput allocated to the Partnership’s interest. Throughput for 2012 includes 12 days of activity for assets we acquired in December 2012.